Exhibit 23

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 1 of Registration Statement No. 333-12365 of Seneca Foods Corporation on Form S-8 of our reports dated May 21, 2003, appearing in and incorporated by reference in this Annual Report on Form 10-K of Seneca Foods Corporation for the year ended March 31, 2003.

DELOITTE & TOUCHE LLP

/s/DELOITTE & TOUCHE LLP

Rochester, New York
June 24, 2003